SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 18, 2009

Urigen Pharmaceuticals, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-22987	94-3156660
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

27 Maiden Lane, California	94108
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (415) 781-0350

(Former name or former address, if changed since last report)

Copies to:
Marc Ross, Esq.
Thomas Rose, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10018
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

/_/ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

/_/ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

/_/ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

/_/ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

On December 18, 2009, Urigen Pharmaceuticals, Inc. (the “Company”) entered into Consulting Agreement (the “Agreement”) with Oceana Therapeutics, Inc. (“Oceana”). The Agreement provides that Oceana will assist the Company in the development and preparation of a Phase II meeting with the FDA in connection with URG-101. In addition, Oceana agreed to pay the fees to the Company’s consultants in connection with the meeting with the FDA in an amount of up to $50,000. In exchange for the services to be rendered by Oceana, the Company agreed to provide to Oceana a right of first refusal to license all indications of URG-101 that may be approved by the FDA. The term of the Agreement commenced on December 18, 2009 and will continue through that date that is 60 days after the Company’s meeting with the FDA.

Item 7.01 Regulation FD Disclosure.

On December 21, 2009, the Company issued a press release concerning the matters discussed above. A copy of such press release is being furnished as Exhibit 99.1 to this current report on Form 8-K.

The information in this Item 7.01 of this current report on Form 8-K, together with the information in Exhibit 99.1, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. Such information shall not be deemed incorporated by reference into any registration statement or other document filed with the SEC.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
10.1	Consulting Agreement dated as of December 18, 2009 between Urigen Pharmaceuticals, Inc. and Oceana Therapeutics.
99.1	Press Release dated December 21, 2009

SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the Undersigned, thereunto duly authorized.

Urigen Pharmaceuticals, Inc.

Date: December 21, 2009	By:	/s/ William J. Garner
William J. Garner, M.D.
Chief Executive Officer